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                                                             EXHIBIT NUMBER (23)
                                                               TO 2000 FORM 10-K


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2001, incorporated by reference in the Northern Trust Corporation's Annual Report on Form 10-K for the year end December 31, 2000, into the Corporation's previously filed Form S-8 Registration Statements File Nos. 33-22546, 33-47597, 33-63843, 333-25135, 333-25283, 333-32510, 333-
52623, 333-74951, 333-84085; and the Corporation's previously filed Form S-3 Nos. 333-18951, 333-25649 and 333-45203.



                                                /s/ ARTHUR ANDERSEN LLP
                                                -----------------------
                                                    ARTHUR ANDERSEN LLP


Chicago, Illinois
March 15, 2001